                                                                    EXHIBIT 99.1


                             SOUTHBANC SHARES, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                            __________________, 2001


     The undersigned hereby appoints ______________________________, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of SouthBanc Shares, Inc. which the undersigned is entitled to vote at the special meeting of stockholders to be held at __________________, South Carolina, on _____________, ________ __, 2001, at
__:__ _.m., local time, and at any and all adjournments of the special meeting, as indicated on the opposite side of this proxy.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote in person at the special meeting or at any adjournment of the special meeting and after notification to the Secretary of SouthBanc Shares at the special meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from SouthBanc Shares before the execution of this proxy of the notice of special meeting of stockholders and the proxy statement for the special meeting of stockholders.



Dated:
       -------------------


----------------------------------       ---------------------------------------
PRINT NAME OF STOCKHOLDER                PRINT NAME OF STOCKHOLDER


----------------------------------       ---------------------------------------
SIGNATURE OF STOCKHOLDER                 SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

The board of directors recommends a vote "FOR" approval of the Agreement and Plan of Reorganization.

                                            FOR          AGAINST       ABSTAIN
1.  Approval of the Agreement and
    Plan of Reorganization dated         _________      _________     _________
    as of July 15, 2001 and the
    related Plan of Merger, pursuant     _________      _________     _________
    to which SouthBanc Shares will
    merge with and into National
    Commerce Financial Corporation
    and each outstanding share of
    common stock of SouthBanc Shares
    will be converted into the right
    to receive, at the election of
    the holder, either shares of
    common stock of National Commerce
    Financial Corporation or cash,
    all on and subject to the conditions
    contained in the Agreement and Plan
    of Reorganization.

                 ---------------------------------------------
                               VOTE BY TELEPHONE

                           QUICK***EASY***IMMEDIATE
                 ---------------------------------------------

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and returned your proxy card.

        CALL TOLL-FREE 1-800-___-____ ON A TOUCH-TONE TELEPHONE ANYTIME.
                    THERE IS NO CHARGE TO YOU FOR THIS CALL.

You will be asked to enter the Control Number located in the lower right corner of this form.

--------------------------------------------------------------------------------
     OPTION A:  To vote as the board of directors recommends, press 1.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     OPTION B: If you choose to vote different from the board of directors' recommendation, press 0. You will hear these instructions.
--------------------------------------------------------------------------------


     Item 1: To vote FOR, press 1. To vote AGAINST, press 9. To ABSTAIN, press 0.

     When asked, you must confirm your vote by pressing 1.

                              THANK YOU FOR VOTING

Call__Toll-Free__On a Touch-Tone
        Telephone
1-800-___-____ - ANYTIME

There is NO CHARGE to you for this call.

Dear SouthBank 401(k) Plan Participant:

     In connection with the Special Meeting of Stockholders of SouthBanc Shares, Inc. (the "Company") to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated July 15, 2001, by and between National Commerce Financial Corporation ("NCF") and the Company, you may direct the voting of the shares of Company common stock credited to your account in the SouthBank Employee 401(k) Plan (the "401(k) Plan").

     The Bank of New York serves as the trustee for the 401(k) Plan employer stock fund (the "Employer Stock Fund Trustee"). In order to provide the Employer Stock Fund Trustee with guidance in voting the shares of Company common stock credited to your account in the 401(k) Plan, you are being asked to provide voting instructions on the enclosed green vote authorization form. Also enclosed is a proxy statement/prospectus for the Company's Special Meeting of Stockholders. Please complete and sign the green vote authorization form and return it in the enclosed envelope no later than ______________, 2001.

     In addition, in connection with the merger we are pleased to offer you the opportunity to indicate whether you prefer to receive cash, shares of NCF common stock or a combination of NCF common stock and cash in exchange for your Company common stock. This election will be effective only upon the consummation of the Merger. Enclosed is a pink 401(k) Plan Benefit Payment Election Form which you must complete, sign and return to the Employer Stock Fund Trustee in order to make an election. Please use the enclosed envelope to return your election form no later than _______________, 2001.

     Your submission of an election form does not constitute a vote on the merger. In order to vote your shares, you must sign, date and return the enclosed green vote authorization form.

The Board of Directors recommends a vote "FOR" approval of the Agreement and Plan of Reorganization.

                                    Sincerely,



                                    Robert W. "Lujack" Orr
                                    President and Chief Executive Officer

                            VOTE AUTHORIZATION FORM
                            -----------------------

     I, understand that the Bank of New York (the "Employer Stock Fund Trustee"), is the holder of record and custodian of all shares of SouthBanc Shares, Inc. (the "Company") common stock credited to me under the SouthBank 401(k) Plan. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Stockholders to be held on _________________, 2001.

     The Employer Stock Fund Trustee is hereby authorized to vote any shares credited to me under the 401(k) Plan in its capacity as follows:

1. Approval of the Agreement and Plan of Reorganization, dated as of July 15, 2001, and related Plan of Merger, pursuant to which the Company will merge with and into National Commerce Financial Corporation ("NCF") and each outstanding share of common stock of the Company will be converted into the right to receive, at the election of the holder, either shares of NCF common stock, cash or a combination of NCF common stock and cash, all on and subject to the terms and conditions in the Agreement and Plan of Reorganization.

               FOR                AGAINST               ABSTAIN

               [_]                  [_]                   [_]



----------------------------  ----------------------------------
Date                          Signature

Please date, sign and return this form in the enclosed envelope no later than ______________________, 2001.

Dear SouthBank ESOP Participant:

     In connection with the Special Meeting of Stockholders of SouthBanc Shares, Inc. (the "Company") to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated July 15, 2001, by and between National Commerce Financial Corporation ("NCF") and the Company, you may direct the voting of the shares of Company common stock allocated to your account in the SouthBank Employee Stock Ownership Plan (the "ESOP").

     J. Riley Bailes, Robert W. Orr, John C Owings, II and J. Edward Wells have been appointed by the Board of Directors of SouthBank as trustees for the ESOP (collectively referred to as the "ESOP Trustee"). In order to provide the ESOP Trustee with guidance in voting the shares of Company common stock allocated to your account in the ESOP, you are being asked to provide voting instructions on the enclosed blue vote authorization form. Also enclosed is a proxy statement/prospectus for the Company's Special Meeting of Stockholders. Please complete and sign the blue vote authorization form and return it in the enclosed envelope no later than ______________, 2001.

     In addition, in connection with the merger we are pleased to offer you the opportunity to indicate whether you prefer to receive cash, shares of NCF common stock or a combination of NCF common stock and cash in exchange for your Company common stock. This election will be effective only upon the consummation of the merger. Enclosed is a yellow ESOP Benefit Payment Election Form which you must complete, sign and return to the ESOP Trustee in order to make an election. Please use the enclosed envelope to return your election form no later than _______________, 2001.

     Your submission of an election form does not constitute a vote on the merger. In order to vote your shares, you must sign, date and return the enclosed blue vote authorization form.

The Board of Directors recommends a vote "FOR" approval of the Agreement and Plan of Reorganization.


                                    Sincerely,



                                    Robert W. "Lujack" Orr
                                    President and Chief Executive Officer

                            VOTE AUTHORIZATION FORM
                            -----------------------

     I, understand that J. Riley Bailes, Robert W. Orr, John C Owings, II and J. Edward Wells (collectively the "ESOP Trustee"), is the holder of record and custodian of all shares of SouthBanc Shares, Inc. (the "Company") common stock allocated to me under the SouthBank ESOP. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Stockholders to be held on ________________, 2001.

     The ESOP Trustee is hereby authorized to vote any shares allocated to me under the ESOP in his or her trust capacity as follows:

1. Approval of the Agreement and Plan of Reorganization, dated as of July 15, 2001, and related Plan of Merger, pursuant to which the Company will merge with and into National Commerce Financial Corporation ("NCF") and each outstanding share of common stock of the Company will be converted into the right to receive, at the election of the holder, either shares of NCF common stock, cash or a combination of NCF common stock and cash, all on and subject to the terms and conditions in the Agreement and Plan of Reorganization.

               FOR                AGAINST               ABSTAIN

               [_]                  [_]                   [_]



----------------------------  ----------------------------------
Date                          Signature



Please date, sign and return this form in the enclosed envelope no later than ______________________, 2001.

Dear Heritage Federal Savings Bank ESOP Participant:

     In connection with the Special Meeting of Stockholders of SouthBanc Shares, Inc. (the "Company") to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated July 15, 2001, by and between National Commerce Financial Corporation ("NCF") and the Company, you may direct the voting of the shares of Company common stock allocated to your account in the Heritage Federal Savings Bank Employee Stock Ownership Plan (the "Heritage ESOP").

     Will Ferguson, Thomas Hall and J. Edward Wells have been appointed by the Board of Directors of SouthBank as successor trustees for the Heritage ESOP (collectively referred to as the "Heritage ESOP Trustee"). In order to provide the Heritage ESOP Trustee with guidance in voting the shares of Company common stock allocated to your account in the Heritage ESOP, you are being asked to provide voting instructions on the enclosed yellow vote authorization form. Also enclosed is a proxy statement/prospectus for the Company's Special Meeting of Stockholders. Please complete and sign the yellow vote authorization form and return it in the enclosed envelope no later than ______________, 2001.

     In addition, in connection with the merger we are pleased to offer you the opportunity to indicate whether you prefer to receive cash, shares of NCF common stock or a combination of NCF common stock and cash in exchange for your Company common stock. This election will be effective only upon the consummation of the merger. Enclosed is a white ESOP Benefit Payment Election Form which you must complete, sign and return to the Heritage ESOP Trustee in order to make an election. Please use the enclosed envelope to return your election form no later than _______________, 2001.

     Your submission of an election form does not constitute a vote on the merger. In order to vote your shares, you must sign, date and return the enclosed yellow vote authorization form.

The Board of Directors recommends a vote "FOR" approval of the Agreement and Plan of Reorganization.


                                    Sincerely,



                                    Robert W. "Lujack" Orr
                                    President and Chief Executive Officer

                            VOTE AUTHORIZATION FORM
                            -----------------------

     I, understand that Will Ferguson, Thomas Hall and J. Edward Wells (collectively the "Heritage ESOP Trustee"), is the holder of record and custodian of all shares of SouthBanc Shares, Inc. (the "Company") common stock allocated to me under the Heritage ESOP. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Special Meeting of Stockholders to be held on _________________, 2001.

     The Heritage ESOP Trustee is hereby authorized to vote any shares allocated to me under the Heritage ESOP in his or her trust capacity as follows:


1. Approval of the Agreement and Plan of Reorganization, dated as of July 15, 2001, and related Plan of Merger, pursuant to which the Company will merge with and into National Commerce Financial Corporation ("NCF") and each outstanding share of common stock of the Company will be converted into the right to receive, at the election of the holder, either shares of NCF common stock, cash or a combination of NCF common stock and cash, all on and subject to the terms and conditions in the Agreement and Plan of Reorganization.

               FOR                AGAINST               ABSTAIN

               [_]                  [_]                   [_]



----------------------------  ----------------------------------
Date                          Signature


Please date, sign and return this form in the enclosed envelope no later than _________________________, 2001.